EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-3 filed with the Securities and Exchange Commission and the related Prospectus of Temecula Valley Bancorp Inc. for the registration of 1,400,569 shares of its common stock, of our report dated March 23, 2005 on the 2003 and 2004 consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting, which appear in the 2005 Annual Report on Form 10-K of Temecula Valley Bancorp Inc. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-3.






                                    /S/ VAVRINEK, TRINE, DAY & CO., LLP
                                    -----------------------------------
                                    Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
January 9, 2007